EXHIBIT 2.1

                AGREEMENT FOR THE EXCHANGE OF COMMON STOCK DATED
     NOVEMBER 17, 2004 WITH THE SHAREHOLDERS OF SOLUTIONNET CONSULTING LLC







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THE SECURITIES  WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED
UNDER THE  SECURITIES  ACT OF 1933 (THE "1933 ACT"),  NOR  REGISTERED  UNDER ANY
STATE  SECURITIES  LAW.  THE  SECURITIES  MAY NOT BE OFFERED  FOR SALE,  SOLD OR
OTHERWISE  TRANSFERRED  EXCEPT PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT
UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933
ACT, THE  AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE  SATISFACTION OF THE
COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

AGREEMENT  made this 17th day of  November,  2004,  by and  between  SolutionNet
International, Inc., a Minnesota corporation (hereinafter, called "ISSUER") and the individuals listed in Exhibit A attached hereto and made an integral part hereof (hereinafter, called "SHAREHOLDERS"), which SHAREHOLDERS own 100% of SOLUTIONNET CONSULTING LLC, A NEW JERSEY LIMITED LIABILITY CORPORATION, an IT outsourcing company for (hereinafter, called "SOLUTIONNET USA").

In  consideration  of  the  mutual  promises,   covenants,  and  representations
contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.   EXCHANGE  OF  SECURITIES.  Subject  to the  terms  and  conditions  of this
     Agreement,  the  ISSUER  agrees  to issue to the  SHAREHOLDERS,  15,000,000 shares of common stock of the ISSUER, $0.001 par value (hereinafter, called the "SHARES"), in exchange for 100% ownership of SOLUTIONNET USA, such that
     SOLUTIONNET  USA shall  become  wholly  owned and a new  subsidiary  of the
     ISSUER.

2.   REPRESENTATIONS   AND  WARRANTIES.   ISSUER   represents  and  warrants  to
     SHAREHOLDERS and SOLUTIONNET USA the following:

     i ORGANIZATION. ISSUER is a corporation duly organized under the laws of Minnesota and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in Minnesota. All actions taken by the incorporators, directors and shareholders of the ISSUER have been valid and in accordance with the laws of the State of Minnesota.

     ii  CAPITAL.  The  authorized  capital  stock of the  ISSUER is  20,000,000 shares of common  stock,  $0.001 par  value,  of which  11,440,009  are issued and outstanding and 5,000,000 shares of preferred stock,  $0.001
         per  value,  of  which  there  are  no  issued  and  outstanding.   All
         outstanding  shares are fully paid and  non-assessable,  free of liens, encumbrances,  options,  restrictions, and legal or equitable rights of others  not a party to this  Agreement.  At  closing,  there will be no
         outstanding  subscriptions,   options,  rights,  warrants,  convertible
         securities,  or other  agreements or commitments  obligating  ISSUER to issue or to transfer  from the  treasury any  additional  shares of its capital stock. None of the outstanding shares of the ISSUER are subject to any stock  restriction  agreements.  All of the  shareholders of the
         ISSUER have valid title to such shares and  acquired  their shares in a lawful  transaction  and in  accordance  with the laws of the  State of
         Minnesota.

    iii. FINANCIAL  STATEMENTS.   Exhibit  B  to  this  Agreement  includes  the
         un-audited  balance sheet of the ISSUER as of September  2004,  for the period then ended.

     iv. ABSENCE OF CHANGE. Since the date of the balance sheet, there has not been any change in the financial condition or operations of the ISSUER, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

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     v   LIABILITIES. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued,  absolute,  contingent,  or otherwise, and whether due or to become due,  that is not  reflected  on the  ISSUER'S financial  statement.  ISSUER  is  not  aware  of  any  other  pending, threatened or asserted claims,  lawsuits or contingencies involving the
         ISSUER or its common stock.

     vi ABILITY TO CARRY OUT OBLIGATION. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause the ISSUER to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of the ISSUER or upon the securities of the ISSUER to be acquired by the SHAREHOLDERS.

     vii.FULL DISCLOSURE. None of the representations and warranties made by the ISSUER, or any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

    viii.COMPLIANCE WITH THE LAWS. ISSUER has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

     iX..LITIGATION. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     x. CONDUCT OF BUSINESS. Prior to the closing, the ISSUER shall comply with the following conditions precedent:

         (1)   The ISSUER shall change the state of incorporation from Minnesota to Nevada and increase the authorized shares to 50 Million
         (2)   The  ISSUER shall  audit the financials and catch up the required
               SEC Filings and list on OTC:BB

     xi. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached hereto and made an integral part hereof to this Agreement:

         (1) Articles of Incorporation;
         (2) By-laws;
         (3) Minutes of Shareholders Meetings;
         (4) Minutes of Directors Meetings;
         (5) List of Officers and Directors;
         (6)  Balance Sheet as described in Section 2(iii); and

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         (7)  Stock  register  and stock  records  of the  ISSUER and a current, accurate list of the ISSUER's shareholders.

     xii.DOCUMENTS. All minutes, consents or other documents pertaining to the ISSUER to be delivered at the closing shall be valid and in accordance with the laws of the State of Minnesota.

     xiiiTITLE. The Shares to be issued to the SHAREHOLDERS will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the SHAREHOLDERS. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict, or delay SHAREHOLDERS' voting rights with respect to the Shares.

3.  SHAREHOLDERS  AND  SOLUTIONNET  USA  REPRESENT AND WARRANT TO THE ISSUER THE
FOLLOWING:

     i. ORGANIZATION. SOLUTIONNET USA is an IT outsourcing company. Any actions taken by the owners and shareholders of the SOLUTIONNET USA have been valid and in accordance with State of New Jersey laws.

    ii. SHAREHOLDERS AND ISSUED STOCK. Exhibit B attached hereto and made an integral part hereof, sets forth the names and ownership shareholdings of 100% of SOLUTIONNET USA.

    iii ABILITY TO CARRY OUT OBLIGATION. SOLUTIONNET USA has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by SOLUTIONNET
         USA and the performance by SOLUTIONNET USA of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the SOLUTIONNET USA or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause the SOLUTIONNET USA to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of the SOLUTIONNET USA or upon the securities of the SHAREHOLDERS to be acquired by the ISSUER.

     iv. FINANCIAL STATEMENTS. Exhibit C will be added to this Agreement before closing which will include the un-audited balance sheet and income statement of SOLUTIONNET USA as of December 2004, for the period then ended.

      v. ABSENCE OF CHANGE. Since the date of the balance sheet, there has not been any change in the financial condition or operations of the SOLUTIONNET USA, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

     vi. LIABILITIES. SOLUTIONNET USA does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the SOLUTIONNET USA'S financial statement. SOLUTIONNET USA is not aware of any other pending, threatened or asserted claims, lawsuits or contingencies involving the SOLUTIONNET USA or its common stock.

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    vii. CORPORATE DOCUMENTS.  Copies of each of the following documents,  which are true,  complete  and  correct  in all  material  respects,  will be attached hereto and made an integral part hereof to this Agreement:

         (1) Articles of Incorporation;
         (2) By-laws;
         (3) Minutes of Shareholders Meetings;
         (4) Minutes of Directors Meetings;
         (5) List of Officers and Directors;
         (6) Financial Statement and
         (7) Stock register and stock records of the SOLUTIONNET USA and a current, accurate list of the shareholders.

     v. DOCUMENTS. All minutes, consents or other documents pertaining to the SOLUTIONNET USA to be delivered at the closing shall be valid and in accordance with the laws of the State of New Jersey.

4.   INVESTMENT  INTENT.  SHAREHOLDERS  agree that the Shares of SOLUTIONNET USA
     being  transferred  pursuant  to  this  Agreement   (hereinafter  called  a
     "TRANSFER")  may be sold,  pledged,  assigned,  hypothecated  or  otherwise transferred,  with or without  consideration,  and the said TRANSFER  shall come into force only pursuant to an effective  registration statement under the 1933 Act, or pursuant to an exemption from registration  under the 1933
     ACT, the  availability of which is to be established to the satisfaction of the ISSUER.  SHAREHOLDERS  agree  prior to any  TRANSFER,  to give  written notice  to the  ISSUER  expressing  SHAREHOLDER'S  desire  to  affect  such
     TRANSFER and describing the proposed Transfer.

5. CLOSING. The closing of this transaction shall take place at the offices of SOLUTIONNET USA, at 731 Alexander Road, #210, Princeton, NJ. 08540, upon receipt or exchange, as the case may be of the items referenced in Section
     6, below. If the closing of this transaction does not take place on or before 28th February, 2005 then either party may terminate this Agreement.

6.   DOCUMENTATION TO BE DELIVERED AT CLOSING.

     i. BY THE ISSUER

        (1) Board of Directors Minutes authorizing the issuance of 15,000,000 common shares registered in the names of the SHAREHOLDERS, equal to their pro-rata holdings in SOLUTIONNET USA.

        (2) Stock Certificate representing 15,000,000 shares of common stock in the ISSUER.

        (3) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.


     ii. BY SHAREHOLDERS AND SOLUTIONNET USA:

         (1) Delivery to the ISSUER, membership certificates representing 100% of the ownership of SOLUTIONNET USA.

         (2) Consents signed by a majority of SHAREHOLDERS of SOLUTIONNET USA consenting to the terms of this Agreement.


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         (3) Exhibit  C to  this agreement  regarding  financial  statements for period ending December 31, 2004.


7.   REMEDIES.

     i. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of New Jersey in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.
         The venue of such arbitration shall be in State of New Jersey.


8.   MISCELLANEOUS.

     i. CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     ii. No ORAL CHANGE. The Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii.NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     iv. TIME OF ESSENCE. Time is of the essence of the Agreement and of each and every provision hereof.

     V. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     vi. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

     vii.NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address, and by fax, as follows:

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         SHAREHOLDERS OF SOLUTIONNET USA:        ISSUER:

         Shareholders of SolutionNet USA         SolutionNet International, Inc.
         Alexander Road, #210, 08540             901, Market Street, Suite 460
         Princeton, NJ 08540                     Wilmington, DE 19801


IN WITNESS WHEREOF, the undersigned has executed this Agreement this 17th day of November, 2004

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
SOLUTIONNET USA.                            SOLUTIONNET INTERNATIONAL, INC.

/s/ Suresh Venkatachari                       /s/ Gurumurthi Jayaraman
---------------------------------------     ------------------------------------------
Suresh Venkatachari as per shareholders     Gurumurthi Jayaraman as per the Shareholders
Resolution of SolutionNet USA.              and Directors SolutionNet International, Inc.